SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                       ____________________

                             FORM 8-K


                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

                       ____________________

               Date of Report
               (Date of earliest
               event reported):    November 13, 1996


                       OSB FINANCIAL CORP.
      ------------------------------------------------------
      (Exact name of registrant as specified in its charter)

      Wisconsin              0-20335             39-1726499
   ---------------        --------------       ---------------
   (State or other       (Commission File       (IRS Employer
     jurisdiction            Number)         Identification No.)
  of incorporation)

        420 South Koeller Street, Oshkosh, Wisconsin 54902
   ------------------------------------------------------------
   (Address of principal executive offices, including zip code)


                          (414) 236-3680
                 -------------------------------
                 (Registrant's telephone number)

ITEM 5.   OTHER EVENTS
          ------------

          OSB Financial Corp., a Wisconsin corporation ("OSB") and parent company of Oshkosh Savings Bank, F.S.B. and FCB Financial Corp., a Wisconsin corporation ("FCB) and parent company of Fox Cities Bank, F.S.B., have entered into an Agreement and Plan of Merger, dated as of November 13, 1996 (the "Merger Agreement"), providing for the merger of OSB with and into FCB (the "Merger"), pursuant to a merger of equals transaction. FCB will be the surviving corporation in the Merger (the "Surviving Corporation") and will continue to operate under the name FCB Financial Corp. The Merger Agreement has been approved by the Boards of Directors of both of the constituent companies and, subject to shareholder approval of both FCB and OSB shareholders as well as various regulatory approvals, the Merger is expected to be completed during the second quarter of 1997. The banking subsidiaries of the two merger partners are also expected to merge and will thereafter operate under the name Fox Cities Bank, F.S.B. (the "Surviving Bank").

          Under the terms of the Merger Agreement, each share of common stock, $.01 par value, of OSB (the "OSB Common Stock") issued and outstanding immediately prior to the effectiveness of the Merger (the "Effective Time") will (except as otherwise provided below) be cancelled and converted into the right to receive 1.46 shares (the "OSB Exchange Ratio") of the common stock, $.01 par value, of FCB (the "FCB Common Stock") plus cash in lieu of any fractional shares. All shares of OSB Common Stock
(i) owned by OSB as treasury stock, (ii) owned by the OSB Management Development and Recognition Plans and not allocated to participants thereunder or (iii) owned by FCB will be cancelled and no FCB Common Stock or other consideration will be given in exchange therefor. Shares of FCB Common Stock which are issued and outstanding at the time of the Merger will not be affected by the Merger and will remain outstanding as the same number of shares of the Surviving Corporation. Each option granted by OSB under the terms of the OSB Financial Corp. 1992 Stock Option and Incentive Plan (the "OSB Option Plan") which is outstanding and unexercised prior to the Effective Time will be converted into an option to purchase shares of FCB Common Stock equal to the product of the number of shares of OSB Common Stock subject to the original option and the OSB Exchange Ratio (with fractional shares being rounded up to the nearest whole number) and will have an exercise price per share equal to the exercise price under the original option divided by the OSB Exchange Ratio (with the exercise price rounded down to the nearest whole cent).

          At the Effective Time, it is expected that the quarterly cash dividend of the Surviving Corporation will remain at the current FCB level of $.18 per share. Subsequent dividend policy will be developed by the Board of Directors of the Surviving Corporation.

          The Merger is subject to customary closing conditions, including, without limitation, the receipt of required shareholder approvals of FCB and OSB; the receipt of regulatory approvals, including approval of the Office of Thrift Supervision, to consummate the Merger; and the receipt of opinions of counsel that the Merger will qualify as a tax-free reorganization. In addition, the Merger is conditioned upon the effectiveness of a registration statement to be filed by FCB with the Securities and Exchange Commission with respect to shares of FCB Common Stock to be issued in the Merger. It is anticipated that shareholders will vote upon the Merger at special meetings of shareholders held by both FCB and OSB in the second quarter of 1997.

          The Merger Agreement contains certain covenants of the parties pending the consummation of the Merger. Generally, the parties must carry on their businesses in the ordinary course consistent with past practice, may not declare dividends on common stock other than regular quarterly cash dividends and may not issue any capital stock except pursuant to outstanding stock options. The Merger Agreement also contains restrictions on, among other things, charter and bylaw amendments, acquisitions, dispositions of assets, incurrence of indebtedness, certain increases in employee compensation and benefits, the satisfaction of material claims, liabilities or obligations, and material changes to the investment securities portfolio or gap position of FCB or OSB. (See Article V of the Merger Agreement.)

          The Merger Agreement provides that, after the Effective Time, the corporate headquarters of the Surviving Corporation will be located in Oshkosh, Wisconsin. The Surviving Corporation's Board of Directors, which will be divided into three classes, will consist of a total of 14 directors, 7 of whom will be selected by FCB and 7 of whom will be selected by OSB. Mr. Donald D. Parker, the current Chairman of the Board, President and Chief Executive Officer of FCB, will serve as Chairman of the Board of Directors of the Surviving Corporation and the Surviving Bank. Mr. James J. Rothenbach, the current President and Chief Executive Officer of OSB, will serve as President and Chief Executive Officer of the Surviving Corporation and the Surviving Bank. Mr. Phillip J. Schoofs, the current Vice President and Treasurer of FCB, will serve as the Vice President, Treasurer and Chief Financial Officer of the Surviving Corporation and the Surviving Bank. (See Article I of the Merger Agreement.)

          The Merger Agreement may be terminated under certain circumstances, including (i) by mutual consent of the parties;
(ii) by either party within 20 days of the date of the Merger Agreement (30 days in the case of environmental issues) if such party determines, upon completion of its due diligence, that the Merger would not be in the best interests of such party or its shareholders; (iii) by either party if the Merger is not consummated by September 30, 1997; (iv) by either party if either of FCB's or OSB's shareholders vote against the Merger or if any state or federal law or court order prohibits the Merger; (v) by the non-breaching party if there exist breaches of any representations or warranties contained in the Merger Agreement or in the Stock Option Agreements (as hereinafter defined), which breaches, individually or in the aggregate, would result in a material adverse effect on the breaching party and which are not cured within thirty (30) days after notice; (vi) by the non-breaching party if there occurs a material breach of any covenant or agreement in the Merger Agreement or in the Stock Option Agreements which is not cured within thirty (30) days after notice; (vii) by either party if the Board of Directors of the other party shall withdraw or adversely modify its recommendation of the Merger or shall approve or recommend any competing transaction; or (viii) by either party, under certain circumstances, as a result of a third party tender offer or business combination proposal which such party, pursuant to its directors' fiduciary duties, is, in the opinion of such party's counsel and after the other party has first been given an opportunity to make concessions and adjustments in the terms of the Merger Agreement, required to accept. (See Article VIII of the Merger Agreement.)

          The Merger Agreement provides that if a breach described in clause (v) or (vi) of the previous paragraph occurs, then, if such breach is not willful, the non-breaching party will be entitled to reimbursement of its out-of-pocket expenses, not to exceed $200,000. In the event of a willful breach, the non-breaching party will be entitled to its out-of-pocket expenses (which shall not be limited to $200,000) and any remedies it may have at law or in equity, and provided that if, at the time of the breaching party's willful breach, there shall have been a third party tender offer or business combination proposal which shall not have been rejected by the breaching party or withdrawn by the third party, then such breaching party at the time of termination of the Merger Agreement, will pay to the non-breaching party an additional aggregate fee equal to $1.0 million. The Merger Agreement also requires payment of an aggregate termination fee of $1.0 million, together with reimbursement of out-of-pocket expenses, by one party (the "Target Party") to the other party, if the Merger Agreement is terminated (a) as a result of the acceptance by the Target Party of a third party tender offer or business combination proposal,
(b) as a result of the Target Party's material failure to convene a meeting of shareholders while a third party tender offer or business combination proposal remains outstanding, (c) following a failure of the shareholders of the Target Party to approve the Merger while a third party tender offer or business combination proposal remains outstanding or, (d) the Board of Directors of either party to the Merger withdraws or modifies its recommendation of the Merger Agreement, approves or recommends any business combination with a third party, or resolves to take any of the foregoing actions. The termination fees (exclusive of any amounts paid for the reimbursement of expenses) payable by FCB or OSB under the foregoing provisions plus the aggregate amount which could be payable by FCB or OSB under the Stock Option Agreements may not exceed $1.5 million in the aggregate.

          Concurrently with the Merger Agreement, FCB and OSB have also entered into reciprocal stock option and trigger payment agreements (the "Stock Option Agreements") granting each other irrevocable options to purchase up to 19.9% of the other party's shares of common stock issued and outstanding as of November 13, 1996 at an exercise price of $24.375 per share of OSB Common Stock and $18.875 per share of FCB Common Stock. Each option is exercisable only if the Merger Agreement should become terminable in a case where a termination fee would be payable to the holder of the option. A party whose option becomes exercisable (the "Exercising Party") will have the right to receive, under certain circumstances, the difference between the exercise price and the then current market price of the shares subject to option and may request that the other party repurchase from it all or any portion of the Exercising Party's option at the price specified in the Stock Option Agreements. (See the Stock Option Agreements.)

          The Merger, which will be accounted for as a purchase transaction for accounting purposes, will create the largest independent thrift institution headquartered in the Fox River Valley area of Wisconsin. It is expected that the Surviving Corporation will continue to provide full service banking from each of the existing 13 Fox Cities Bank, F.S.B. and Oshkosh Savings Bank, F.S.B. offices located in various cities throughout the region. Based on data as of September 30, 1996, the Surviving Corporation will have total assets in excess of $500 million, total loans of approximately $390 million, total deposits of approximately $310 million and shareholders' equity of approximately $75 million. The Surviving Corporation also will have in excess of $220 million of mortgage loans that it originated and services for others. It is currently estimated that the combination of various functions and other economies of scale when implemented will result in annual pre-tax savings for the Surviving Corporation on a net basis of approximately $800,000.

          The Merger Agreement, the joint press release issued in conjunction therewith and the Stock Option Agreements are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The brief summaries of the material provisions of the Merger Agreement and the Stock Option Agreements set forth above are qualified in their entirety by reference to each respective agreement filed as an exhibit hereto.

          This Current Report on Form 8-K includes forward-looking statements. These forward-looking statements can be identified as such because the context of the statement includes phrases such as "it is expected" or "it is currently estimated" or other words of similar import. Similarly, statements that describe future plans or strategies are also forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors which could affect actual results include interest rate trends, the general economic climate in the FCB and OSB market areas, loan delinquency rates, regulatory treatment and the ability of the Surviving Corporation to implement successfully plans to eliminate redundancies. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. The forward-looking statements included herein are made as of the date hereof and OSB undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

ITEM 6.   FINANCIAL STATEMENTS AND EXHIBITS.
          ---------------------------------

          (a)  Not Applicable.

          (b)  Not Applicable

          (c)  Exhibits.
               --------

               The exhibits listed in the accompanying Exhibit
               Index are filed as part of this Current Report on Form 8-K.


                            SIGNATURES
                            ----------

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   OSB FINANCIAL CORP.


Date: November 22, 1996            By:  /s/ James J. Rothenbach
                                      --------------------------
                                   James J. Rothenbach
                                   President and Chief Executive
                                   Officer

                       OSB FINANCIAL CORP.

                    EXHIBIT INDEX TO FORM 8-K
                  Report Dated November 13, 1996

     (2.1)     Agreement and Plan of Merger, dated as
               of November 13, 1996, by and between FCB
               Financial Corp. and OSB Financial Corp.*

     (2.2)     Stock Option and Trigger Payment
               Agreement, dated as of November 13,
               1996, by and between FCB Financial Corp.
               and OSB Financial Corp.

     (2.3)     Stock Option and Trigger Payment
               Agreement, dated as of November 13,
               1996, by and between OSB Financial Corp.
               and FCB Financial Corp.

     (99)      Joint Press Release of FCB Financial
               Corp. and OSB Financial Corp., dated
               November 14, 1996.
















______________________

* The schedules to this document are not being filed herewith. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.